Exhibit 32

MAPICS, Inc.

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MAPICS, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard C. Cook, President and Chief Executive Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard C. Cook

Richard C. Cook

Director, President and

Chief Executive Officer

December 14, 2004

In connection with the Quarterly Report of MAPICS, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Casey, Vice President of Finance, Chief Financial Officer and Treasurer of the Company, certify to my knowledge, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Casey

Michael J. Casey

Vice President of Finance,

Chief Financial Officer

and Treasurer

December 14, 2004

A signed original of this written statement required by Section 906 has been provided to MAPICS, Inc. and will be retained by MAPICS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.